                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /x/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FOREST OIL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             FOREST OIL CORPORATION
                                 1600 BROADWAY
                                   SUITE 2200
                                DENVER, CO 80202
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 9, 1996
                            ------------------------

To the Shareholders of
FOREST OIL CORPORATION:

    As a shareholder of Forest Oil Corporation, a New York corporation (the "Company"), you are invited to be present in person or to be represented by proxy at the Special Meeting of Shareholders (the "Special Meeting"), to be held at the Petroleum Club of Denver, 555 17th Street, Suite 3700, Denver, Colorado, on Tuesday, January 9, 1996, at 10:00 a.m., Denver time, for the following purposes:

    1. Consider and vote upon a proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the issuance of one (1) share of Common Stock for each five (5) shares held and to authorize a reduction in the stated capital of the Company.

    2. Transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

    Shareholders of the Company of record at the close of business on December 14, 1995 are entitled to vote at the meeting and all adjournments thereof.

    A majority of the outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

    If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                          By order of the Board of Directors

                                          DANIEL L. McNAMARA
                                          SECRETARY

December   , 1995

                                PROXY STATEMENT
                                       OF
                             FOREST OIL CORPORATION
                                 1600 BROADWAY
                                   SUITE 2200
                             DENVER, COLORADO 80202

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Forest Oil Corporation (the "Company") of proxies to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held on Tuesday, January 9, 1996, at the Petroleum Club of Denver, 555 17th Street, Suite 3700, Denver, Colorado, at 10:00 a.m., Denver time, and at any adjournment thereof. Each holder of record at the close of business on December 14, 1995 (the "Record Date") of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), will be entitled to one vote for each share so held. As of November 15, 1995, there were 48,767,521 shares of Common Stock issued and outstanding.

    Shares represented by properly executed proxy cards received by the Company at or prior to the Special Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the issuance of one share of Common Stock for each five shares held and to authorize a reduction in the stated capital of the Company. As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the meeting by written notice to the Secretary of the Company at 1600 Broadway, Suite 2200, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Special Meeting at any time prior to being voted. This Proxy Statement and the Proxy Card enclosed herewith were first sent to Shareholders of the Company on or
about December   , 1995.

    If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

    Under the law of New York, the Company's state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered "votes cast" based on the Company's understanding of state law requirements. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes.

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
 TO EFFECT THE REVERSE STOCK SPLIT AND TO AUTHORIZE A CHANGE IN STATED CAPITAL

    The  Board  of  Directors  of  the  Company  has  approved  a  proposal (the
"Reverse-Split Proposal") authorizing, subject to shareholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of the Company's outstanding shares of Common Stock, on the basis of one new share of Common Stock ("New Common Stock") for each five shares of outstanding Common Stock ("Old Common Stock") and to authorize a reduction in the stated capital of the Company. The certificate of amendment ("Certificate of Amendment") to effect the Reverse-Split Proposal is in the form attached to this Proxy Statement as Appendix A. Approval of the Reverse-Split Proposal by shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

GENERAL

    The Company is presently authorized to issue up to 210,000,000 shares of stock, of which 200,000,000 shares are Common Stock, $.10 par value, and 10,000,000 shares are preferred stock, $.01 par value. The Reverse-Split Proposal would effect a reverse stock split on the basis of one share of New Common Stock for each five shares of outstanding Old Common Stock and would authorize a reduction in the stated capital of the Company. The authorized number of shares of Common Stock, however, will not change.

PRINCIPAL EFFECTS OF REVERSE STOCK SPLIT

    The principal effects of the Reverse-Split Proposal will be:

    1. Based upon the 48,767,521 shares of Common Stock outstanding as of November 15, 1995, the adoption of the Reverse-Split Proposal would decrease the outstanding shares of Common Stock by approximately 80%, and thereafter approximately 9,753,500 shares of New Common Stock would be outstanding. The reverse split will not affect any shareholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares as described below.

    2. The Company is authorized under the Certificate of Incorporation to issue up to 200,000,000 shares of Common Stock. The Company is not proposing to reduce the amount of its authorized Common Stock. If the Reverse-Split Proposal is adopted, the New Common Stock issued and outstanding will represent approximately 4.8% of the Company's authorized Common Stock whereas the Old Common Stock currently issued and outstanding represents approximately 24% of the authorized Common Stock. After giving effect to the Reverse-Split Proposal, approximately 190,246,500 shares of Common Stock will be available for future issuance by the Board of Directors without further action by the shareholders.

    3. As of November 15, 1995, there were outstanding options to purchase an aggregate of 3,059,000 shares of Common Stock under the Company's 1992 Stock Option Plan (the "Stock Option Plan") and 1,244,715 shares issuable upon exercise of the Company's publicly traded warrants. 11,250,000 shares of Common Stock are currently reserved for issuance upon exercise of the warrants held by Joint Energy Development Investments Limited Partnership with an exercise price of $2.00, and 19,444,444 shares of Common Stock are currently reserved for issuance upon exercise of the warrants held by The Anschutz Corporation ("Anschutz") with an exercise price of $2.10. All of the outstanding options and warrants include provisions for adjustments in the number of shares covered thereby, and the exercise price thereof, in the event of a reverse stock split. If the Reverse-Split Proposal is approved and effected, there would be reserved for issuance upon exercise of all outstanding options and warrants a total of approximately 6,999,630 shares of Common Stock. Each of the outstanding options and warrants would thereafter evidence the right to purchase 20% of the shares of Common Stock previously covered thereby, and the exercise price per share would be five times the previous exercise price.

    4. 10,080,606 shares of Common Stock are currently reserved for issuance upon conversion of all outstanding $.75 Convertible Preferred Stock. If the Reverse-Split Proposal is approved and effected, the conversion rate would be adjusted proportionately so that the new conversion rate would be 20% of the present conversion rate, and there would be reserved for issuance for this purpose approximately 2,016,120 shares of Common Stock.

    5. 6,200,000 shares of Common Stock are currently reserved for issuance upon conversion of 620,000 shares of the Company's Second Series Preferred Stock which are held by The Anschutz Corporation. If the Reverse-Split Proposal is approved and effected, the conversion rate would be adjusted proportionately so that the new conversion rate would be 20% of the present conversion rate, and there would be reserved for issuance for this purpose 1,240,000 shares of Common Stock.

    Assuming the Reverse-Split Proposal is approved and implemented, the Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of New York as promptly as practicable thereafter. The reverse stock split would become effective as of the close of business on the date of such filing (the "Effective Date").

REASONS FOR THE REVERSE-SPLIT PROPOSAL

    The Company has filed a Registration Statement with the Securities and Exchange Commission for an offering of shares of Common Stock. The Company believes that the adoption of the Reverse-Split Proposal would increase the acceptance of the stock by the financial community and the investing public and, accordingly, should enhance shareholder value.

    The adoption of the Reverse-Split Proposal would decrease the number of shares outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading below $5.00 as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

    Moreover, many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

    Although there can be no assurance that the price of the Company's shares after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Reverse-Split Proposal is intended to result in a price level for the New Common Stock that will broaden investor interest and provide a market that will more closely reflect the Company's underlying values.

    As a growth oriented independent oil and gas exploration and production company, the Company has extensively relied on outside sources of funds, including the proceeds from the sale of equity and debt securities, to fund its capital expenditures in the past. The Company expects to continue to rely on outside sources of funds in the future, and believes that the Reverse-Split Proposal may enhance the Company's ability to obtain such capital on favorable terms.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

    As soon as practicable after the Effective Date, shareholders will be notified and requested to surrender their Old Common Stock certificates for new certificates representing the number of shares of New Common Stock after the reverse stock split. Until so surrendered, each current certificate representing shares of Old Common Stock will be deemed for all corporate purposes after such Effective Date to evidence ownership of New Common Stock in the appropriately reduced number. Chemical Mellon Shareholder Services will be appointed exchange agent (the "Exchange Agent") to act for shareholders in effecting the exchange of their certificates.

    In cases in which the Reverse-Split Proposal results in any shareholder holding a fraction of a share, the Company will pay the shareholder for such fractional interest on the basis of the average closing market price on the National Market System of the National Association of Securities Dealers for the 10 trading days immediately preceding the Effective Date. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until such date and may be greater or lesser than the price on the date that any shareholder executes his proxy.

    There were approximately 2,035 shareholders of record of the Company as of November 15, 1995. The Reverse-Split Proposal, if adopted, is not expected to cause a significant change in the number of shareholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares if the Reverse-Split Proposal is adopted.

FEDERAL INCOME TAX CONSEQUENCES

1. The proposed reverse stock split will be a tax-free recapitalization for the Company and its shareholders.

2. The shares of New Common Stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Old Common Stock held by that shareholder immediately prior to the adoption of the Reverse-Split Proposal reduced by the amount of proceeds, if any, received from the sale of fractional interests and increased by any gain recognized on that sale.

3. For purposes of calculating gain or loss on the sale or disposition of New Common Stock, a shareholder's holding period for the New Common Stock will be the same as the holding period of the Old Common Stock exchanged therefor.

4. Shareholders who receive cash for all of their holdings (as a result of owning less than five shares) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of Common Stock. Although the tax consequences to shareholders who receive cash for some of their holdings are not entirely certain, those shareholders in all likelihood, will recognize a gain or loss for federal income tax purposes as a result of the disposition of a portion of their shares of Common Stock. Shareholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the proposed reverse stock split.

VOTE REQUIRED

    Approval by shareholders of the proposed amendment to the Company's Restated Certificate of Incorporation in the form set forth on Appendix A hereto effecting the proposed reverse stock split of the Common Stock and the authorization of a reduction of stated capital requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. The Board of Directors of the Company has adopted a resolution that authorizes The Anschutz Corporation to vote all of the shares held by it. As a result, The Anschutz Corporation will be in a position to vote more than 40% of the outstanding shares in favor of the Reverse-Split Proposal.

    FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REVERSE-SPLIT PROPOSAL.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows, as of November 15, 1995, the number of shares of the Company's Common Stock beneficially owned by each director, certain executive officers and all directors and executive officers as a group. Unless otherwise indicated, each of the persons has sole voting power and sole investment power with respect to the shares beneficially owned by such person. If the Reverse-Split Proposal is approved, all share numbers set forth below would be reduced by 80%.

                                                                                    COMMON STOCK (2)
                                                                                ------------------------
                                                                                                   PERCENT
NAME OF INDIVIDUAL OR                                                           NUMBER OF           OF
NUMBER IN GROUP (1)                                                               SHARES           CLASS
------------------------------------------------------------------------------------------         -----
Donald H. Anderson..............................................................     10,000         *
Philip F. Anschutz (3).......................................................... 55,694,444(4)     65.0
Bulent A. Berilgen..............................................................    143,774(5)      *
Robert S. Boswell...............................................................    287,178(5)(10)  *
Richard J. Callahan.............................................................      2,000         *
Dale F. Dorn....................................................................     92,005(6)      *
Forest D. Dorn..................................................................    252,365(5)(7)   *
William L. Dorn.................................................................    486,819(5)(8)   1.0
David H. Keyte..................................................................    159,455(5)(9)   *
James H. Lee....................................................................      1,000         *
Craig Slater....................................................................          0         --
Drake Tempest...................................................................          0         --
Michael B. Yanney...............................................................     15,000         *
All directors and executive officers as a group (17 persons, including the 13
 named above)................................................................... 57,480,195        66.1

------------------------

        *
    The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

      (1)
    William L. Dorn and Forest D. Dorn are brothers, and they and Dale F. Dorn are cousins. See "Principal Holders of Securities".

      (2)
    Amounts reported also include shares held for the benefit of certain directors and executive officers by the trustee of the Company's Retirement Savings Plan Trust as of September 30, 1995.

      (3)
    The shares indicated as owned by Philip F. Anschutz are owned of record by The Anschutz Corporation, of which Mr. Anschutz is the Chairman of the Board, President and a director. Mr. Anschutz may be deemed to beneficially own such shares based on his affiliation with The Anschutz Corporation.

      (4)
    The shares indicated as owned by The Anschutz Corporation and Mr. Philip F. Anschutz include (a) 6,200,000 shares issuable upon conversion of 620,000 shares of the Company's Second Series Preferred Stock and (b) 30,694,444 shares issuable pursuant to warrants exercisable within 60 days.

      (5)
    The shares indicated as owned by Messrs. Berilgen, Boswell, Forest D. Dorn, William L. Dorn and Keyte include 140,000, 245,000, 140,000, 245,000 and
    140,000 shares, respectively, which such party has the right to acquire within 60 days upon the exercise of stock options.

      (6)
    Of the 92,005 shares indicated as owned by Dale F. Dorn, 3,437 shares are held by Mr. Dorn as trustee of a trust for the benefit of his immediate family, and of which shares Mr. Dorn has disclaimed beneficial ownership, and 12,250 are shares, which Mr. Dorn as trustee, has the right to acquire upon conversion of 3,500 shares of the Company's $.75 Convertible Preferred Stock.

      (7)
    Of the 252,365 shares indicated as owned by Forest D. Dorn, 25,800 shares are held of record by Mr. Dorn as co-trustee of a trust for the benefit of his mother and of which shares Mr. Dorn disclaims beneficial ownership. This amount excludes 8,628 shares held by Forest D. Dorn's wife and 25,967 shares held by his children, of which shares Mr. Dorn disclaims beneficial ownership.

      (8)
    Of the 486,819 shares indicated as beneficially owned by William L. Dorn, 25,800 shares are held of record by William L. Dorn, as co-trustee of a trust for the benefit of his mother and 74,223 shares are held of record by William L. Dorn as trustee of trusts for the benefit of related parties, of which shares Mr. Dorn disclaims beneficial ownership. Amount does not include 14,990 shares held by William L. Dorn's wife or 35,997 shares held by his children, of which shares Mr. Dorn disclaims beneficial ownership.

      (9)
    Of the 159,455 shares indicated as owned by David H. Keyte, 7,000 shares are issuable upon conversion of 2,000 shares of the Company's $.75 Convertible Preferred Stock.

     (10)
    Such amount excludes 225 shares held by Mr. Boswell's wife and 830 shares held by Mr. Boswell's children of which Mr. Boswell disclaims beneficial ownership.

PRINCIPAL HOLDERS OF SECURITIES

    The Company currently has one class of voting securities outstanding. On November 15, 1995, there were 48,767,521 shares of Common Stock outstanding, with each such share being entitled to one vote. If the Reverse-Split Proposal is approved, all share numbers set forth below would be reduced by 80%.

    As of November 15, 1995, to the knowledge of the Board of Directors, the only shareholders who owned beneficially more than 5% of the outstanding shares of Common Stock were:

                         NAME AND ADDRESS OF BENEFICIAL   AMOUNT AND NATURE OF  PERCENT OF
    TITLE OF CLASS                   OWNER                BENEFICIAL OWNERSHIP     CLASS
----------------------  --------------------------------  --------------------  -----------
Common Stock (1)        The Anschutz Corporation                 55,694,444(2)        65.0%
                        2400 Anaconda Tower
                        555 17th Street
                        Denver, Colorado 80202
                        R. B. Haave Associates, Inc.              3,701,650(3)         7.4%
                        2700 Madison Avenue
                        New York, New York 10016
                        Saxon Petroleum, Inc.                     5,300,000(4)        10.9%
                        1700, 736 6th Avenue SW
                        Calgary, Alberta T2P 377
                        Canada

------------------------

(1) Based on Schedules 13D and 13G and amendments thereto filed with the SEC and the Company by the reporting person through November 15, 1995 and the amount of Common Stock outstanding on November 15, 1995.

(2) The shares indicated as owned by The Anschutz Corporation and Mr. Philip F. Anschutz include (a) 6,200,000 shares issuable upon conversion of 620,000 shares of the Company's Second Series Preferred Stock and (b) 30,694,444 shares issuable pursuant to warrants exercisable within 60 days.

(3) The shares indicated as beneficially owned by R. B. Haave Associates, Inc. include 1,150,450 shares issuable upon conversion of 328,700 shares of the Company's Convertible Preferred Stock.

(4) Pursuant to an Agreement between the Company and Saxon Petroleum, Inc. ("Saxon"), Saxon has agreed to issue its securities to the Company in exchange for (i) 790,000 shares of the Company's Common Stock issued as a part of a first closing which occurred in October 1995, and (ii) 4,510,000 shares of the Company's Common Stock to be issued in connection with a second closing that is scheduled to occur in December 1995. For purposes of this table, it is assumed that Saxon is the beneficial owner of the securities it is to receive in the second closing; however, no assurance can be given that such closing will occur.

SHAREHOLDER PROPOSALS

    Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 1996 Annual Meeting of Shareholders must be received by Daniel L. McNamara, Secretary at 1600 Broadway, Suite 2200, Denver, CO 80202, no later than December 2, 1995.

GENERAL AND OTHER MATTERS

    The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the Special Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

    The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of Special Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers, and regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses. The Company has retained Morrow & Co., Inc. to assist in such solicitation and has agreed to pay reasonable and customary fees for its services and to reimburse it for reasonable out-of-pocket expenses in connection therewith.

    You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Special Meeting, as we hope you will, you may vote your shares in person.

                                          By order of the Board of Directors

                                          DANIEL L. McNAMARA
                                          SECRETARY

December   , 1995

                                                                      APPENDIX A

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                           OF FOREST OIL CORPORATION

Under Section 805 of the New York Business Corporation Law

    WE, THE UNDERSIGNED, William L. Dorn and Daniel L. McNamara being, respectively, the Chairman of the Board and Secretary of Forest Oil Corporation, do hereby certify:

    1.  The name of the Corporation is Forest Oil Corporation.

    2. The Certificate of Incorporation of said Corporation was filed by the Department of State, State of New York, on the 13th day of March, 1924, and its previous restated certificates of incorporation were filed by the Department of State on the 12th day of May, 1978, the 19th day of May, 1992 and the 21st day of October, 1993.

    3. Immediately upon the effectiveness of this amendment to the Corporation's Certificate of Incorporation pursuant to the New York Business Corporation Law (the "Effective Time"), each five issued and outstanding shares of the Corporation's Common Stock, par value $.10 per share ("Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be converted into one new share of the Corporation's Common Stock, $.10 par value per share ("New Common Stock"), as constituted following the Effective Time. The conversion of the Old Common Stock into New Common Stock, will be deemed to occur at the Effective Time, regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation for exchange into certificates representing New Common Stock. After the Effective Time, certificates representing the Old Common Stock will, until such shares are surrendered to the Corporation for exchange into New Common Stock, represent the number and class of New Common Stock into which such Old Common Stock shall have been converted pursuant to this amendment.

    In cases in which the conversion of the Old Common Stock into New Common Stock results in any shareholder holding a fraction of a share, the Company will pay the shareholder for such fractional interest on the basis of the average closing market price on the National Market System of the National Association of Securities Dealers for the 10 trading days immediately preceding the Effective Time.

    4. Following the Effective Time, the number of outstanding shares of the Corporation will be reduced. This amendment authorizes the officers of the Corporation to reduce the stated capital of the Corporation to reflect the change in outstanding shares of the Corporation.

    At a meeting of the Executive Committee of the Board of Directors held on December 12, 1995, and at a meeting of the shareholders held on January 9, 1996, the foregoing amendment was approved by more than a majority of the votes cast by the holders of the outstanding shares of Common Stock entitled to vote thereon, all in accordance with Section 614 of the New York Business Corporation Law.

    IN  WITNESS WHEREOF, this certificate  has been signed and  the truth of the
statements therein affirmed under penalty of perjury, on this    day of January,
1996.

                                          ______________________________________
                                          William L. Dorn
                                          CHAIRMAN OF THE BOARD

                                          ______________________________________
                                          Daniel L. McNamara
                                          SECRETARY

                             FOREST OIL CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Forest Oil Corporation, a New York corporation (the "Company"), hereby appoints William L. Dorn, Robert S. Boswell and Daniel L. McNamara, or any one of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock, par value $.10 per share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Petroleum Club of Denver, 555 17th Street, Suite 3700, Denver, Colorado, on Tuesday, January 9, 1996, at 10:00 A.M., Denver time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

    1. Consider and vote upon a proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the issuance of one (1) share of Common Stock for each five (5) shares held, and to authorize a reduction in the stated capital of the Company.

    2. Vote upon such other matters as may be properly brought before the meeting or any adjournment thereof hereby revoking all previous proxies and ratifying all that any said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

    IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE ABOVE PROPOSALS AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

    The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company.

         (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)

FOREST OIL CORPORATION         Common Stock Proxy One (1) Vote Per Share    SPECIAL NOTES      I plan to
                               PLEASE MARK VOTES / / or /X/                                    attend the
                                                                                               meeting
                                                                                               / /

    No. 1. Amendment of Restated Certificate of Incorporation
        to effect a reverse split of the Common Stock
                                          (Signature(s) should agree with names
                                          on Stock Certificates as

      FOR            AGAINST          ABSTAIN

                                          shown herein. Attorneys, executors,
                                          administrators, trustees, guardians or
                                          custodians should give full title as

      / /              / /              / /

                                          complete, date and sign this proxy and
                                          return it promptly in the enclosed
                                          envelope whether or not you plan to
                                          attend the meeting.
                                          Dated: ________________________, 199__
                                          ______________________________________
                                          ______________________________________
                                               Signature of Shareholder(s)

                                          THIS PROXY IS SOLICITED ON BEHALF OF
                                          THE
                                          BOARD OF DIRECTORS